UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 8, 2004

Sterion Incorporated

   (Exact name of Registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

0-18785                                                           41-1391803

(Commission File Number)                                    (I.R.S. Employer

                                                                                  Identification No.)

13828 Lincoln Street NE

Ham Lake, Minnesota 55304

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (763) 755-9516

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 and 3-8 are not applicable and therefore omitted.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On November 8, 2004, Sterion Incorporated (the “Company”) completed the sale of certain assets and certain liabilities relating to its line of medical products, including its disposable operating room support products, private-label products and the Surgidyne brand of surgical wound drainage products to Aspen Surgical Products, Inc., a Michigan corporation (“Aspen”), pursuant to an Asset Purchase Agreement dated November 8, 2004 between the Company and Aspen attached hereto as Exhibit 10.1 (the “Purchase Agreement”).

The purchase price paid by Aspen to the Company for the assets was $6.5 million plus an amount to be determined based upon the performance of the business line sold by the Company (the “Earn Out Amount”).  Of the total purchase price, Aspen paid $6.0 million in cash and delivered a promissory note to the Company in the principal amount of $500,000 attached hereto as Exhibit 10.2.  The purchase price is subject to adjustment based upon the amount of net working capital as of the closing date, as determined within thirty days of the closing date by the parties.  Any adjustment in the purchase price based upon the net working capital will be paid in cash by the Company or by Aspen, as the case may be, within five days following the date of determination.  Additionally, the Earn Out Amount will be determined based upon the performance of the product lines sold by the Company over the twelve-month period following the closing date.  Aspen will pay the Earn Out Amount, if any, by delivery of a promissory note to the Company within fifteen months of the closing date.  The consideration for the sale was determined through arm’s-length negotiations between the Company and Aspen. Other than in respect of the transaction, there are no material relationships between Aspen and the Company, or any director or officer of the Company.

In connection with the Purchase Agreement, the Company also entered into a Transitional Services Agreement with Aspen attached hereto as Exhibit 10.3 providing that the Company will provide transition manufacturing services for Aspen relating to the purchased product lines for a period of three months.  Also in connection with the Purchase Agreement transactions, Mr. Kenneth Brimmer and Mr. Gary C. Copperud will provide Aspen certain services pursuant to an eighteen-month consulting agreement.  Mr. Brimmer is the Company’s Chief Executive Officer and a director and Mr. Copperud is a director of the Company. The Company and Messrs. Brimmer and Copperud also entered into a non-competition agreement with Aspen.

On November 8, 2004, the Company issued a press release announcing, among other matters, the closing of the sale of its certain of its assets to Aspen, which press release is attached hereto as Exhibit 10.4.

On November 10, 2004, the Company used $2,003,333 of the proceeds from the sale to Aspen to pay Burger Time Corporation the remaining principal and interest of ten contracts for deed relating to the Company’s Burger Time restaurant locations.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements of Business Acquired.

Not applicable.

(b)

Pro Forma Financial Information.

Attached hereto is the following pro forma financial information:

(i)

Pro Forma Unaudited Combined Balance Sheet at June 30, 2004.

(ii)

Pro Forma Unaudited Combined Statements of Operations for the nine months ended June 30, 2004 and for the year ended September 30, 2003.

(iii)

Notes to Unaudited Pro Forma Combined Financial Information.

 (c)      Exhibits

Exhibit Number	Description
10.1	Asset Purchase Agreement dated November 8, 2004 between Sterion Incorporated and Aspen Surgical Products, Inc.
10.2	Closing Promissory Note dated November 8, 2004 issued by Aspen Surgical Products, Inc. to Sterion Incorporated in the original principal amount of $500,000.
10.3	Transitional Services Agreement dated November 8, 2004 between Sterion Incorporated and Aspen Surgical Products, Inc.
10.4	Press Release issued November 8, 2004 by Sterion Incorporated

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STERION INCORPORATED

By:  /s/ Mark Buckrey

Mark Buckrey

Chief Financial Officer

Dated:   November 12, 2004

Notes to Unaudited Pro Forma Combined Financial Information

The following unaudited pro forma combined balance sheet as of June 30, 2004 presents the financial position of Sterion Incorporated (the “Company”) assuming the sale on November 8, 2004 of certain assets of the Company’s line of medical products, including its disposable operating room support products, private-label products and the Surgidyne brand of surgical wound drainage products to Aspen Surgical Products, Inc. and the assumption of certain liabilities by Aspen Surgical Products, Inc. relating to the assets sold and the effects of the Transitional Services Agreement entered into between the Company and Aspen Surgical Products, Inc. (the “Transaction”) had been completed on that date.

The following unaudited pro forma combined statements of operations for the nine months ended June 30, 2004 and for the year ended September 30, 2003 presents the Company’s results of operations assuming that the Transaction had been completed on October 1, 2002, the first day of the Company’s fiscal year ended September 30, 2003.  In the opinion of management, these statements include all material adjustments necessary to reflect, on a pro forma basis, the impact of the Transaction on the historical financial information of the Company. The adjustments set forth in the “Pro Forma Adjustments” column are described in the Notes to Unaudited Pro Forma Combined Financial Information.

The unaudited pro forma statements for the periods presented do not purport to represent what the Company’s results of operations or financial position actually would have been had the Transaction occurred on the dates noted above, or to project the Company’s results of operations for any future periods.  The pro forma results do not reflect any adjustment to sales resulting of Aspen Surgical Products, Inc. or any adjustment to the purchase price based upon future performance of the product lines sold in the hands of Aspen Surgical Products, Inc..  The pro forma adjustments are based on available information, including estimates.  The unaudited pro forma combined financial statements should be read in conjunction with the historical combined financial statements and related notes thereto of the Company included in its Annual Report filed on Form 10-KSB for the fiscal year ended September 30, 2003.

See the attached notes to pro forma unaudited combined financial information for the individual pro forma adjustments.

				Exhibit (b)(i)
STERION INCORPORATED AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
JUNE 30, 2004

	Sterion
	Historical	Pro Forma		Pro Forma
	June 30, 2004	Adjustments		Combined

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$603,640	$6,000,000	(A)	$4,034,860
		(2,514,699)	(B)
		(54,081)	(J)
Accounts receivable, net	1,837,507	(833,934)	(A)	1,003,573
Note receivable, current portion of	0	333,334	(A)(I)	333,334
Inventories, net	3,338,742	(2,404,668)	(A)	934,074
Deferred income taxes	144,000	0		144,000
Other current assets	431,298	(72,990)	(A)	358,308
Total Current Assets	6,355,187	452,962		6,808,149

PROPERTY AND EQUIPMENT, NET	3,748,745	(1,411,843)	(A)	2,336,902

OTHER ASSETS
Note receivable, net of current portion	0	166,666	(A)(I)	166,666
Intangible assets, net	1,195,576	(151,203)	(A)	1,044,373
Goodwill	428,579	(355,564)	(A)	73,015
Cash surrender value of life insurance, net	12,865	0		12,865
Total of Other Assets	1,637,020	(340,101)		1,296,919

TOTAL ASSETS	$11,740,952	$(1,298,982)		$10,441,970

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Line of Credit, bank	$1,197,034	$(1,197,034)	(B)	$0
Current portion of long-term debt	313,308	(286,488)	(B)	26,820
Accounts payable	656,949	(221,431)	(A)	435,518
Accrued payroll and related taxes	379,006	0		379,006
Deferred servicing costs	832,797	0		832,797
Other accrued expenses	163,907	250,000	(A)	413,907
		428,504	(C)	428,504
		29,100	(E)	29,100
Total Current Liabilities	3,543,001	(997,349)		2,545,652

LONG-TERM LIABILITIES
Long-term debt, net of current portion	1,857,978	(1,031,177)	(B)	826,801
Deferred income taxes	44,000	0		44,000
Total Liabilities	5,444,979	(2,028,526)		3,416,453

STOCKHOLDERS’ EQUITY (DEFICIT)
Common Stock	17,386	0		17,386
Additional paid in capital	3,482,923	(182,324)	(D)	3,300,599
Retained earnings	2,977,988	59,319	(A)	3,037,307
		1,241,229	(E)	1,241,229
		7,500	(A)	7,500
		(428,504)	(H)	(428,504)
		(150,000)	(C)	(150,000)
Deferred compensation	(182,324)	182,324	(F)	0
Total Stockholders’ Equity (deficit)	6,295,973	729,544		7,025,517
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$11,740,952	$(1,298,982)		$10,441,970

See accompanying Pro forma adjustments

Exhibit (b)(ii)
STERION INCORPORATED AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED JUNE 30, 2004

	Sterion	(E)
	Incorporated	Sale of
	Historical	Medical		Pro Forma
	June 30, 2004	Products Line		Adjustments		Pro Forma

SALES, NET	$7,700,316	$(5,146,268)		$0		$2,554,048

COST OF GOODS SOLD	4,562,898	(3,038,665)		0		1,524,233

Gross Profit	3,137,418	(2,107,603)		0		1,029,815

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,929,361	(2,120,225)		150,000	(F)	959,136

Income (Loss) from Operations	208,057	12,622		(150,000)		70,679

OTHER INCOME (EXPENSE)
Interest expense	(130,599)	75,797	(G)	0		(54,802)
Investment income	6,783	0		7,500	(H)	14,283
Gain on sale of discontinued operations
of medical products line	0	0		1,241,229	(A)	1,241,229
Net Other Income (Expense)	(123,816)	75,797		1,248,729		1,200,710

Income Before Income Taxes	84,241	88,419		1,098,729		1,271,389

PROVISION FOR INCOME TAXES	21,250	29,100		428,504	(C)	478,854

NET INCOME	$62,991	$59,319		$670,225		$792,535

NET EARNINGS PER SHARE
Basic	$.04	N/A		N/A		$.46
Diluted	$.03	N/A		N/A		$.42

WEIGHTED AVERAGE COMMON AND
COMMON EQUIVALENT SHARES
OUTSTANDING
Basic	1,738,557	N/A		N/A		1,738,557
Diluted	1,865,633	N/A		N/A		1,865,633

See accompanying Pro forma adjustments

STERION INCORPORATED AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2003

	Sterion
	Incorporated	(E)
	Historical	Sale of
	September 30,	Medical		Pro Forma
	2003	Products Line		Adjustments		Pro Forma

SALES, NET	$9,023,956	$(6,543,846)		$0		$2,480,110

COST OF GOODS SOLD	5,366,774	(3,792,922)		0		1,573,852

Gross Profit	3,657,182	(2,750,924)		0		906,258

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,059,831	(3,166,004)		250,000	(F)	1,143,827

Income (Loss) from Operations	(402,649)	415,080		(250,000)		(237,569)

OTHER INCOME (EXPENSE)
Interest expense	(120,162)	40,521	(G)	0		(79,641)
Investment income	7,344	0		10,000	(H)	17,344
Gain on sale of certain container assets	550,000	0		0		550,000
Gain on sale of discontinued operations
of medical products line	0	0		1,241,229	(A)	1,241,229
Other income	117	0		0		117
Net Other Income (Expense)	437,299	40,521		1,251,229		1,729,049

Income Before Income Taxes	34,650	455,601		1,001,229		1,491,480

PROVISION FOR INCOME TAXES	13,100	177,700		390,400	(C)	581,200

NET INCOME	$21,550	$277,901		$610,829		$910,280

NET EARNINGS PER SHARE
Basic	$.01	N/A		N/A		$.53
Diluted	$.01	N/A		N/A		$.50

WEIGHTED AVERAGE COMMON AND
COMMON EQUIVALENT SHARES
OUTSTANDING
Basic	1,729,585	N/A		N/A		1,729,585
Diluted	1,818,868	N/A		N/A		1,818,868

See accompanying Pro forma adjustments

     Exhibit (b)(iii)

Pro Forma adjustments:

A.

This column shows the asset allocation of the sale of the Core, Surgidyne and Private Label product lines to Aspen Surgical.

Purchase price - cash	$6,000,000
Purchase price - note receivable	500,000
Accounts receivable	(833,934)
Raw material inventory	(992,777)
WIP inventory	(216,506)
Finished goods inventory	(1,195,385)
Prepaids	(72,990)
Fixed Assets, net	(1,411,843)
Intangible assets, net	(151,203)
Goodwill Surgidyne	(103,672)
Goodwill Bellingham	(251,892)
Accounts payable	221,431
Other accrued expenses	(250,000)
Gain on sale of discontinued operations of medical products line	$1,241,229

B.

Payoff on balance of line of credit at June 30, 2004 and Long-term debt pledged by the medical products at June 30, 2004.  With the reduction in long-term debt the current portion of long term debt was corrected.

Line of credit	$1,197,304
Long-term debt	1,317,665
Total reduction in debt and cash	$2,514,699

C.

To record an income tax provision based on an effective rate of 39% based on the gain on the sale of medical products line net of continued expenses.

D.

To record the removal of deferred compensation.  A consulting agreement with payment in stock options to a non-employee was canceled due to the sale of the medical products line.

E.

To eliminate income and expenses related to the medical products line sold to Aspen Surgical Products, Inc.

F.

To reflect continuation of certain selling, general and administrative expenses subsequent to the sale of the medical products line.  Consists primarily of depreciation, insurance, legal and accounting fees and investor relationship expenses. The effect of this is $150,000 for the nine months ended June 30, 2004, and $250,000 for the year ended September 30, 2003.

G.

To eliminate interest expense related to debt retirements as a result of the sale of the medical products line.

H.

To record investment income on proceeds from the sale of the medical products line net of debt reduction.  Estimated investment income of $7,500 and $10,000 based on 2% interest earned for the nine months ended June 30, 2004 and the year ended September 30, 2003, respectively.

I.

To record a $500,000 note receivable due from Aspen Surgical Products, Inc. pursuant to sale of the medical products line.  The unsecured note bears interest at 4.75% per annum and requires 6 equal quarterly payments of $83,333 plus interest beginning May 8, 2005.

J.

To record impact of pro forma adjustments (E), (F) and (H).

Income before income taxes	$88,419
Continued selling, general and administrative expenses	(150,000)
Interest earned on net cash proceeds	7,500
(54,081)